                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------
                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                  JUNE 4, 1999



                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact Name of registrant as specified in its charter)



    DELAWARE                       0-12050                        52-1528581
 (State or other                 (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)



                95 ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656-2601
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 949.425.4110


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        ITEM 5. OTHER EVENTS

        On May 28, 1999, SafeGuard Health Enterprises, Inc. ("SafeGuard") executed definitive agreements to restructure its debt. As previously disclosed in SafeGuard's Annual Report on Form 10-K for the year ended December 31, 1998, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999, SafeGuard and its senior note holders, agreed to amend its $32,500,000 senior notes to provide for an increase in the current interest rate from 7.91% to 9.91% with reductions to 7.91%, when SafeGuard has satisfied certain conditions. SafeGuard paid all interest due to the holders and received a waiver of all existing defaults and events of default. Various technical terms, covenants and provisions of such agreement relating to consolidated net worth, interest expense coverage and limitations on consolidated total debt, were amended. Additionally, SafeGuard will issue to the holders, non-transferable, except under certain circumstances, and cancelable warrants to acquire 382,000 shares of SafeGuard's common stock, which are exercisable at any time after January 1, 2000 and prior to December 31, 2003, at a price per share of $4.54. If by December 31, 1999, SafeGuard's debt to the holders is completely satisfied, such warrants will be automatically canceled. A copy of the form of the definitive executed agreement by and between SafeGuard and its senior note holders is attached hereto and marked as EXHIBIT "1".(1)

        SafeGuard also executed a definitive agreement with its line of credit lender for a new $8,000,000 loan maturing January 29, 2000. The initial interest rate is prime, plus 4% and thereafter decreases to prime plus 1.5%, until paid in full, when SafeGuard has satisfied certain conditions. SafeGuard is also required to make certain principal payment reductions and may repay the line of credit lender in full prior to the new maturity date without penalty. SafeGuard has paid all interest due to the line of credit lender and has received a waiver of all existing defaults and events of default. Please find attached hereto and marked as EXHIBIT "2", a copy of the form of the definitive agreement by and between SafeGuard and its line of credit lender.(1)

        As previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 1999, SafeGuard also announced that it had received a letter from NASDAQ indicating that it no longer meets tangible net asset requirements for continued NASDAQ national market system listing. SafeGuard has requested a hearing to review this matter and has been advised that its request for a hearing will prevent any delisting of SafeGuard's stock until such issue has been determined or resolved with NASDAQ. In the interim, SafeGuard's stock will continue to be traded on the NASDAQ national market system.



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(1) SafeGuard agrees to furnish a supplemental copy of the schedules and exhibits to the Securities and Exchange Commission upon request.



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        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

        Not applicable.

        (b)    Pro Forma Financial Information.

        Not applicable.

        (c)    Exhibits.

        Exhibit No.      Exhibit Description:
        -----------      --------------------
             1           First Waiver And Amendment Agreement To Note Purchase
                         Agreement.(1)

             2 Amended and Restated Loan and Security Agreement by and between Silicon Valley Bank and SafeGuard Health
                         Enterprises, Inc., dated May 28, 1999.(1)

----------
(1) SafeGuard agrees to furnish a supplemental copy of the schedules and exhibits to the Securities and Exchange Commission upon request.



                           [SIGNATURES ON NEXT PAGE]


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SAFEGUARD HEALTH ENTERPRISES, INC.


                                       By: STEVEN J. BAILEYS, D.D.S.
                                           -------------------------------------
                                           STEVEN J. BAILEYS, D.D.S.,
                                           Chairman of the Board and Chief
                                           Executive Officer


Date:  JUNE 4, 1999                    By: RONALD I. BRENDZEL, J.D.
       ------------                        ------------------------------------
                                           RONALD I. BRENDZEL, J.D.
                                           Senior Vice President and Secretary



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                                 EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
1            First Waiver and Amendment to Note Purchase Agreement

2            Loan and Security Agreement